UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013 (July 1, 2013)

Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 McKinney Avenue
Suite 1250
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (214) 242-1955

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Deferred Compensation Plan
Effective July 1, 2013, the board of managers of Summit Midstream Partners, LLC and the board of Summit Midstream GP, LLC (collectively, the “Board”) adopted the Summit Midstream Partners, LLC Deferred Compensation Plan (the “DCP”). Summit Midstream Partners, LP ("SMLP" or the "Partnership") is managed and operated by the board of directors and executive officers of Summit Midstream GP, LLC (the “general partner”). SMLP and its subsidiaries do not have any employees. All of the personnel that conduct the Partnership's business are employed by the general partner and its affiliates.
Pursuant to the DCP, select members of management, certain highly compensated employees (as defined by the terms of the DCP) and directors of the general partner are eligible to defer compensation, including salary, bonus, and other cash and equity-based compensation. The DCP will be administered by a committee appointed by the Board.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the DCP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1
Summit Midstream Partners, LLC Deferred Compensation Plan (incorporated by reference to Exhibit 4.3 to the registration statement on Form S-8 of Summit Midstream Partners, LP (File No. 333-189684), filed on June 28, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Date: July 3, 2013	/s/ Matthew S. Harrison
Matthew S. Harrison, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Summit Midstream Partners, LLC Deferred Compensation Plan (incorporated by reference to Exhibit 4.3 to the registration statement on Form S-8 of Summit Midstream Partners, LP (File No. 333-189684), filed on June 28, 2013)

3